U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2020 (February 20, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of iBio, Inc. (the “Company”) filed with the Securities and Exchange Commission on February 21, 2020 (the “Original Filing”), and is being filed in order to amend Item 1.01 of the Original Filing to disclose the number of each series of the Company’s outstanding warrants exchanged pursuant to the Warrant Exchange Agreement, dated February 20, 2020, described in the Original Filing and to amend the total number of shares of the Company’s common stock issued pursuant to the Warrant Exchange Agreement and the number of original warrants that remain outstanding following the completion of the transactions contemplated in the Warrant Exchange Agreement.

Although no changes have been made to the Original Filing other than to amend the information set forth above, the Original Filing is being amended and restated in its entirety. This Amendment should be read in conjunction with the Original Filing.

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2020, iBio, Inc., a Delaware corporation (the “Company”), entered into a warrant exchange and amendment agreement (the “Exchange Agreement”) with certain holders (the “Participating Holders”) of the Company’s Series A warrants (the “Original Series A Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and Series B warrants (the “Original Series B Warrants”) to purchase shares of Common Stock, each of which were issued in the Company’s underwritten offering of securities of October 28, 2019.

Pursuant to the Exchange Agreement, the Participating Holders agreed to exchange Original Series A Warrants to purchase an aggregate of 5,350,000 shares of Common Stock, representing all of the outstanding Original Series A Warrants held by the Participating Holders, and Original Series B Warrants to purchase an aggregate of shares of 9,649,998 shares of Common Stock for (i) an aggregate of 14,999,998 shares of newly-issued Common Stock and (ii) promissory notes (the “Notes”) in the aggregate principal amount of $3.3 million. The Participating Holders further agreed to amendments to the remaining, unexchanged Original Series B Warrants held by the Participating Holders, as described below (as amended, the “New Warrants”). Following completion of the transactions contemplated in the Exchange Agreement, there are New Warrants to purchase 9,595,002 shares of Common Stock outstanding. In addition, there are 245,000 Original Series A Warrants and 405,000 Original Series B Warrants outstanding held by holders who did not participate in the Exchange Agreement, which remain subject to their original terms.

The Notes do not bear interest except in the case of default and are payable in full on the earlier to occur of (i) August 20, 2020, or (ii) completion of an underwritten offering of securities by the Company resulting in gross proceeds of at least $10 million.

The New Warrants were amended to remove all price protection anti-dilution provisions from the Original Series B Warrants. In addition, the New Warrants were also amended to provide that if there is a registration statement that covers the resale of the shares underlying the New Warrants and other conditions are satisfied, the Company has the option to “call” for the cancellation of any or all of the New Warrants, from time to time, by giving a call notice to the holder only after any 20-consecutive trading day period (the “Measurement Period”) during which the daily weighted average price of the Common Stock is not less than $1.00 during 10 of such trading days during the Measurement Period and the daily dollar trading volume of our Common Stock equals or exceeds $50,000 on each trading day during the Measurement Period.

The foregoing descriptions of the terms of the New Warrants, Notes and Exchange Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, such instruments and agreements, which are filed herewith as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The shares of Common Stock and the Notes issued pursuant to the Exchange Agreement were offered and sold in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The Company made this determination based on the representations of the Participating Holders which included, in pertinent part, that each Participating Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.2	Form of Amended and Restated Series B Warrant to Purchase Common Stock*

4.3.	Form of Promissory Note*

10.1	Warrant Exchange and Amendment Agreement, between the Company and certain Holders, dated February 20, 2020*

*Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2020 (Commission File No. 001-35023).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: February 25, 2020	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO